Exhibit 10.2

IMAX CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As amended and Restated as of January 1, 2006

IMAX CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I

Definitions

For purposes of this IMAX Corporation Supplemental Executive Retirement Plan, the following words and phrases shall have the following meanings.

1.1 “Actuarial Equivalent” and “Actuarially Equal” mean a benefit of equal actuarial value to another benefit determined by using the following actuarial assumptions:

(a) Interest

The lesser of (x) 7% or (y) the interest rate used by the Pension Benefit Guaranty Corporation as of the first day of the Plan year in which falls the Annuity Starting Date to value a benefit upon termination of an insufficient trusteed single-employer plan.

(b) Mortality

The UP-1984 Mortality Table.

(c) Cost of Living

As of any Annuity Starting Date, a fraction, not less than one, the numerator of which shall be the Cost-of-Living Index for the October immediately preceding such Annuity Starting Date and the denominator of which shall be the Cost of Living Index for the immediately preceding October.

1.2 “Affiliate” means any partnership, association, corporation, trust, limited liability company or other business entity directly or indirectly controlling, controlled by or under common control with the Company.

1.3 “Annuity Starting Date” means the day specified in Article III hereof.

1.4 “Benefit” means (i) with respect to a Participating Executive, the benefit earned by such Participating Executive under the Plan, including without limitation, the spousal benefit described in Section 3.6 and (ii) with respect to a Surviving Spouse, the benefit to which such Surviving Spouse is entitled under Section 3.6 of the Plan.

1.5 “Cause” shall have the meaning ascribed to such term under the Participating Executive’s employment agreement with the Company dated July 1, 1998, as extended on July 12, 2000.

1.6 “Change in Control” shall have the meaning ascribed to such term under the Participating Executive’s employment agreement with the Company dated July 1, 1998, as extended on July 12, 2000, provided that for purposes of Article III of the Plan only, a Change in Control will not have been deemed to have occurred unless such circumstances would constitute a change in control as defined by Section 409A of the Code.

1.7 “Code” means the Internal Revenue Code of 1986, as amended.

1.8 “Company” means IMAX Corporation and any successor thereto.

1.9 “Cost-of-Living Adjustment” means an adjustment to the Monthly Annuity , effective as of each January 1 following the Annuity Starting Date with respect to such Monthly Annuity, and continuing for as long as such Benefit continues to be payable, such that the amount of the monthly payment in respect of such Benefit shall be adjusted by adding 50% of the product of (i) the amount of such monthly payment as in effect immediately prior to such January 1 by (ii) a fraction, not less than one, the numerator of which shall be the Cost-of-Living Index for the October immediately preceding such Annuity Starting Date and the denominator of which shall be the Cost of Living Index for the immediately preceding October; provided, however, that with respect to the adjustment on the first January 1 following the Annuity Starting Date for each Benefit, the fraction described in the preceding clause (ii) shall be further multiplied by a fraction, the numerator of which is the number of full months from the applicable Annuity Starting Date through such January 1 and the denominator of which is twelve.

1.10 “Cost-of-Living Index” means the Consumer Price Index for All Urban Consumers (CPI-U) All Items Unadjusted published by the Bureau of Labor Statistics of the United States Department of Labor. In the event such Index ceases to be published, the Company and each Participating Executive (or upon the death of a Participating Executive, such Participating Executive’s Surviving Spouse) shall agree on a comparable index to be used with respect to the Benefit of such Participating Executive or Surviving Spouse.

1.11 “Deferred Retirement” means a Termination of Employment after the Participating Executive’s Normal Retirement Date other than by reason of death, Disability, or by the Company for Cause.

1.12 “Disability Retirement” means a Termination of Employment due to a “disability” entitling the Participating Executive to benefits under the long-term disability policy of the Company in which he is entitled to participate. If there is no such policy, then “disability” means a physical or mental condition which a physician selected by the Company determines has prevented the Participating Executive from substantially performing his responsibilities for the Company for a period of at least 180 consecutive days.

1.13 “Final Average Compensation” means the Participating Executive’s average annual compensation from the Company and its Affiliates determined by considering the sixty (60) consecutive months which afford the highest such average during the Participating Executive’s employment by the Company and its Affiliates. For this calculation, compensation shall include only base salary and regular annual bonus, including amounts deferred as before tax contributions to plans maintained under Sections 401(k) or 125 of the Code. Compensation does not include the value of any awards under any long-term incentive plan, any benefits in the nature of severance pay, or any amounts of additional W-2 income representing taxable employee benefits and employer payments of additional withholding (commonly referred to as “grossed up” compensation). Final Average Compensation is determined without regard to transfers between or among the Company and any Affiliate.

1.14 “Involuntary Retirement” means a Termination of Employment that is directed by the Company or its Affiliates and is involuntary on the part of the Participating Executive prior to the Participating Executive’s Normal Retirement Date for any reason other than for Cause or by reason of Disability Retirement or death.

1.15 “Lump Sum Payment” means, with respect to any Benefit, a payment which is the Actuarial Equivalent of all, or the remaining portion, of such Benefit (including, for a Participating Executive, the survivor portion of the Benefit earned by him), which payment shall serve to discharge any and all obligations of the Company to provide such Benefit. For purposes of clarity, (x) the value of a Participant’s Benefit shall be determined at the Participant’s Annuity Starting Date and shall not be redetermined thereafter (including following the death of the Participant) and (y) the Lump Sum Payment shall reflect the projected Cost-of-Living Adjustment.

1.16 “Monthly Annuity” means a monthly annuity payable for the life of the Participating Executive with a survivor benefit payable for the life of the Participating Executive’s Surviving Spouse in monthly amounts initially equal to 50% of the amount payable to the Participating Executive immediately prior to his death (determined without regard to Section 3.3(c) hereof), such amounts to be adjusted to reflect the Cost of Living Adjustment.

1.17 “Normal Retirement” means a Termination of Employment on the Participating Executive’s Normal Retirement Date other than by reason of death, Disability, or by the Company for Cause.

1.18 “Normal Retirement Date” means, with respect to each Participating Executive, the first day of the calendar month coincident with or next following such Participating Executive’s 55th birthday.

1.19 “Participating Executive” means a key employee of the Company or any of its Affiliates who has been designated as a participant by the Company as provided in Section 2.1 hereof.

1.20 “Plan” means the IMAX Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time.

1.21 “Rabbi Trust” means a trust in form and substance as agreed by the Company and the Participating Executives.

1.22 “Surviving Spouse” means the person to whom a Participating Executive is married on the earlier of the date of his death or his Annuity Starting Date. A spouse of a Participating Executive shall not be considered a Surviving Spouse if, at the time that spouse’s right to a Benefit otherwise would be determined, it is established to the satisfaction of the

Committee that (a) the spouse cannot be located; or (b) the Participating Executive is legally separated or the Participating Executive has been abandoned (as determined in accordance with the local law) and the Participating Executive has a court order to such effect.

1.23 “Termination of Employment” means circumstances which would constitute a “separation from service” with the Company and its Affiliates for purposes of Section 409A of the Code. In the case of Disability Retirement, Termination of Employment shall be deemed to occur (i) upon the commencement of disability payments under the Company’s long-term disability policy or (ii) upon the determination described in Section 1.12 hereof, as the case may be.

1.24 “Vesting Percentage” shall have the same meaning ascribed to it in Section 4.1 hereof.

1.25 “Voluntary Retirement” means a Termination of Employment that is directed by such Participating Executive and is voluntary on the part of the Participating Executive prior to his Normal Retirement Date other than by reason of his death or Disability.

ARTICLE II

Participants

2.1 Designation of Participating Executives.

The Company, in its sole discretion, shall designate those key employees of the Company or its Affiliates who are eligible to participate in the Plan.

2.2 Effectiveness.

The designation of an employee as a Participating Executive shall be effective from the date of such designation. A Participating Executive shall cease to be a Participating Executive (a) upon his death, (b) upon the payment of his entire nonforfeitable Benefit under the Plan or (c) upon his Termination of Employment for Cause.

ARTICLE III

Benefits

3.1 Normal Retirement.

(a) Subject to Section 3.8 and 3.9 herein, upon Normal Retirement, a Participating Executive will be entitled to receive a Benefit that has a value that is Actuarially Equal to the value of a Monthly Annuity providing annual payments to him equal to 75% of his Final Average Compensation increased to reflect the Cost-of-Living Adjustment and payments to his Surviving Spouse as set forth herein. If the Participating Executive’s Normal Retirement occurs prior to August 1, 2010, then the Benefit shall be paid in monthly installments, each of which shall be equal to the amount of the Monthly Annuity payments, until the earlier of (i) a Change in Control or (ii) August 1, 2010, at which time the Participating Executive shall receive the Lump Sum Payment that has an Actuarially Equivalent value to the excess, if any, of (i) the value of the Benefit earned by such Participating Executive (including the survivor portion thereof) determined as of his Annuity Starting Date over (ii) the value, adjusted for interest at the rate of 7% per annum, of such installment payments previously paid, provided that, if a Change in Control occurs after the Participating Executive’s Normal Retirement and prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed to the Participating Executive on January 2, 2007. If the Participating Executive’s Normal Retirement occurs on or after August 1, 2010, then the Benefit shall be paid in its entirety as a Lump Sum Payment the value of which is Actuarially Equal to the value of the Benefit earned by such Participating Executive.

(b) The Participating Executive’s Annuity Starting Date shall be his Normal Retirement Date.

(c) Upon the death of the Participating Executive, the Participating Executive’s Surviving Spouse will be entitled to receive a Benefit as specified in Section 3.6 herein.

3.2 Deferred Retirement.

(a) Subject to Section 3.8 and 3.9 herein, upon Deferred Retirement, a Participating Executive will be entitled to receive a Benefit that has a value that is Actuarially Equal to the value of a Monthly Annuity providing annual payments to him initially equal to the product of (i) 75% of his Final Average Compensation, and (ii) a fraction, not less than one, the numerator of which shall be the Cost-of-Living Index for the month that is two months prior to the Participating Executive’s Annuity Starting Date and the denominator of which shall be the Cost-of-Living Index for the month that is two months prior to the month in which occurs the Participating Executive’s Normal Retirement Date, and payments to his Surviving Spouse as set forth herein. Such annual payments shall be adjusted after the Annuity Starting Date by the Cost of Living Adjustment. If the Participating Executive’s Deferred Retirement occurs prior to August 1, 2010, then the Benefit shall be paid in monthly installments, each of which shall be equal to the amount of the Monthly Annuity payments, until the earlier of (i) a Change in Control or (ii) August 1, 2010, at which time the Participating Executive shall receive the Lump Sum Payment that has an Actuarially Equivalent value to the excess, if any, of (i) the value of the Benefit earned by such Participating Executive (including the survivor portion thereof) determined as of his Annuity Starting Date over (ii) the value, adjusted for interest at the rate of 7% per annum, of such installment payments previously paid, provided that, if a Change in Control occurs after the Participating Executive’s Deferred Retirement and prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed to the Participating Executive on January 2, 2007. If the Participating Executive’s Deferred Retirement occurs on or after August 1, 2010, then the Benefit shall be paid in its entirety as a Lump Sum Payment the value of which is Actuarially Equal to the value of the Benefit earned by such Participating Executive.

(b) The Participating Executive’s Annuity Starting Date shall be the first day of the month following the effective date of his Termination of Employment.

(c) Upon the death of the Participating Executive, the Participating Executive’s Surviving Spouse will be entitled to receive a Benefit as specified in Section 3.6 herein.

3.3. Disability Retirement.

(a) Subject to Section 3.8 and 3.9 herein, upon Disability Retirement, a Participating Executive will be entitled to receive a Benefit that has a value that is Actuarially Equal to the value of a Monthly Annuity providing annual payments to him equal to 75% of his Final Average Compensation increased to reflect the Cost-of-Living Adjustment, and payments to his Surviving Spouse as set forth herein. If the Participating Executive’s Disability Retirement occurs prior to August 1, 2010, then the Benefit shall be paid in monthly installments, each of which shall be equal to the amount of the Monthly Annuity payments, until the earlier of (i) a Change in Control or (ii) August 1, 2010, at which time the Participating Executive shall receive the Lump Sum Payment that has an Actuarially Equivalent value to the excess, if any, of (i) the value of the Benefit earned by such Participating Executive (including the survivor portion thereof) determined as of his Annuity Starting Date over (ii) the value, adjusted for interest at the rate of 7% per annum, of such installment payments previously paid, provided that, if a Change in Control occurs after the Participating Executive’s Disability Retirement and prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed to the Participating Executive on January 2, 2007. If the Participating Executive’s Disability Retirement occurs on or after August 1, 2010, then the Benefit shall be paid in its entirety as a Lump Sum Payment the value of which is Actuarially Equal to the value of the Benefit earned by such Participating Executive.

(b) The Participating Executive’s Annuity Starting Date shall be the first day of the month following the effective date of his Termination of Employment.

(c) The amount of the payments payable pursuant to Section 3.3(a) shall be reduced on an after-tax basis by the Actuarially Equivalent value of the benefit payable to a Participating Executive pursuant to any disability insurance policy maintained by the Company or its Affiliates.

(d) Upon the death of the Participating Executive, the Participating Executive’s Surviving Spouse will be entitled to receive a Benefit as specified in Section 3.6 herein.

3.4 Involuntary Retirement.

(a) Subject to Section 3.8 and 3.9 herein, upon Involuntary Retirement, a Participating Executive will be entitled to receive a Benefit that has a value that is Actuarially Equal to the value of a Monthly Annuity providing annual payments to him equal to 75% of his Final Average Compensation increased to reflect the Cost-of-Living Adjustment, and payments to his Surviving Spouse as set forth herein. If the Participating Executive’s Involuntary

Retirement occurs prior to August 1, 2010, then the Benefit shall be paid in monthly installments, each of which shall be equal to the amount of the Monthly Annuity payments, until the earlier of (i) a Change in Control or (ii) August 1, 2010, at which time the Participating Executive shall receive the Lump Sum Payment that has an Actuarially Equivalent value to the excess, if any, of (i) the value of the Benefit earned by such Participating Executive (including the survivor portion thereof) determined as of his Annuity Starting Date over (ii) the value, adjusted for interest at the rate of 7% per annum, of such installment payments previously paid, provided that, if a Change in Control occurs after the Participating Executive’s Involuntary Retirement and prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed to the Participating Executive on January 2, 2007. If the Participating Executive’s Involuntary Retirement occurs on or after August 1, 2010, then the Benefit shall be paid in its entirety as a Lump Sum Payment the value of which is Actuarially Equal to the value of the Benefit earned by such Participating Executive.

(b) The Participating Executive’s Annuity Starting Date shall be the first day of the month following the effective date of his Termination of Employment.

(c) Upon the death of the Participating Executive, the Participating Executive’s Surviving Spouse will be entitled to receive a Benefit as specified in Section 3.6 herein.

3.5 Voluntary Retirement.

(a) Subject to Section 3.8 and 3.9 herein, upon Voluntary Retirement, a Participating Executive will be entitled to receive a Benefit that has a value that is Actuarially Equal to the value of a Monthly Annuity providing annual payments to him equal to the product of (x) his Vesting Percentage and (y) 75% of his Final Average Compensation increased to reflect the Cost-of-Living Adjustment, and payments to his Surviving Spouse as set forth herein. If the Participating Executive’s Voluntary Retirement occurs prior to August 1, 2010, then the Benefit shall be paid in monthly installments, each of which shall be equal to the amount of the Monthly Annuity payments, until the earlier of (i) a Change in Control or (ii) August 1, 2010, at which time the Participating Executive shall receive the Lump Sum Payment that has an Actuarially Equivalent value to the excess, if any, of (i) the value of the Benefit earned by such Participating Executive (including the survivor portion thereof) determined as of his Annuity Starting Date over (ii) the value, adjusted for interest at the rate of 7% per annum, of such installment payments previously paid, provided that, if a Change in Control occurs after the Participating Executive’s Voluntary Retirement and prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed to the Participating Executive on January 2, 2007. If the Participating Executive’s Voluntary Retirement occurs on or after August 1, 2010, then the Benefit shall be paid in its entirety as a Lump Sum Payment the value of which is Actuarially Equal to the value of the Benefit earned by such Participating Executive.

(b) The Participating Executive’s Annuity Starting Date shall be the first day of the month following the effective date of his Termination of Employment.

(c) Upon the death of the Participating Executive, the Participating Executive’s Surviving Spouse will be entitled to receive a Benefit as specified in Section 3.6 herein.

3.6 Death Benefit.

(a) The Surviving Spouse of a Participating Executive who dies while an employee of the Company or its Affiliates shall be entitled to receive a Benefit that has an Actuarially Equivalent value to the Monthly Annuity earned by such Participating Executive (including the survivor portion thereof) determined as if the Participating Executive had a Termination of Employment (treated as set forth in the following sentence) on the day preceding the date of his death (and determined without regard to the Participating Executive’s actual death). For purposes of clarity, such Benefit shall be Actuarially Equivalent to the 50% joint and survivor annuity that constitutes the Monthly Annuity, determined as if the Participating Executive had a Termination of Employment on the day preceding the date of his death. If the Participating Executive’s death occurs on or prior to his Normal Retirement Date, then such Termination of Employment shall be treated as if it was a Normal Retirement and otherwise such Termination of Employment shall be treated as if it was a Deferred Retirement.

(b) The Surviving Spouse of a Participating Executive who dies after a Termination of Employment and prior to the Participating Executive having received a Lump Sum Payment of his entire Benefit shall be entitled to receive a Benefit that has a value equal to the excess, if any, of (i) the Actuarially Equivalent value of the Monthly Annuity earned by such Participating Executive (including the survivor portion thereof) determined as of his Annuity Starting Date (and determined without regard to the Participating Executive’s actual death) over (ii) the value, adjusted for interest at the rate of 7% per annum, of the payments made pursuant to the Plan to the Participating Executive during his life.

(c) The benefits payable under this Section 3.6 shall be paid in the form of a Lump Sum Payment payable as soon as practicable, but not more than 30 days following, the Participating Executive’s death.

3.7 Termination of Employment Due to Cause.

Upon a Participating Executive’s Termination of Employment by the Company or its Affiliates for Cause prior to a Change in Control, the Participating Executive (and his Surviving Spouse) shall forfeit any and all Benefits to which he may have been entitled, whether or not vested.

3.8 Change in Control

(a) Notwithstanding anything to the contrary herein, in the event of a Change in Control coincident with or prior to the Participating Executive’s Termination of Employment, the Participating Executive shall be entitled to receive a Benefit (payable in the form of a Lump Sum Payment as set forth below) that has an Actuarially Equivalent value to the sum of (i) the Actuarially Equivalent value of the Benefit earned by such Participating Executive (including the survivor portion thereof) determined as if the Participating Executive had a Termination of Employment (treated as set forth in the following sentence) on the date of the Change in Control

(the “Adjusted Amount”) and (ii) the Actuarially Equivalent value of 60% of the excess of the Prior Amount (as defined below) over the Adjusted Amount. If the Change in Control occurs on or prior to the Participating Executive’s Normal Retirement Date, then such Termination of Employment shall be treated as if it was a Normal Retirement and if the Change in Control occurs after the Participating Executive’s Normal Retirement Date then such Termination of Employment shall be treated as if it was a Deferred Retirement. For purposes of this paragraph, the term “Prior Amount” means the Adjusted Amount determined by replacing “50%” in the definition of the term “Monthly Annuity” herein with “100%” and by replacing “50%” in the definition of the term “Cost-of-Living Adjustment” herein with “100%.” The Benefit shall be payable in the form of an Actuarially Equivalent Lump Sum Payment on the date of the Change in Control, provided that, if the Change in Control occurs prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed on January 2, 2007.

(b) Subject to Section 3.7 hereof, in the event of a Change in Control after the Participating Executive’s Termination of Employment and prior to January 1, 2016, the Participating Executive (or if the Change in Control occurs after the Participating Executive’s death, the Participating Executive’s Surviving Spouse or her heirs or assigns) shall be entitled to receive an amount that is Actuarially Equivalent to the product of (x) amount determined under clause (ii) of paragraph (a) above, with the Prior Amount and Adjusted Amount determined as of the date of the Change in Control but based on the date of the Participating Executive’s actual Termination of Employment and (y) the Participating Executive’s Vesting Percentage. Such amount shall be payable in an Actuarially Equivalent Lump Sum Payment on the date of the Change in Control, provided that, if the Change in Control occurs prior to January 1, 2007, then (x) on the date of the consummation of the Change in Control, the Lump Sum Payment will be deposited into a Rabbi Trust and (y) the amount held in the Rabbi Trust will be distributed on January 2, 2007. The amount payable pursuant to this paragraph 3.8(b) shall be in addition to, and not in lieu of, any other amount payable under the Plan.

3.9 Section 409A Six Month Rule

Notwithstanding anything herein to the contrary, to the extent required by Section 409A(a)(2)(B) of the Code, in event that a Participating Executive is a “specified employee” within the meaning of such Section any distribution hereunder resulting from a Termination of Employment that is required to be made prior to six months following such Termination of Employment shall instead be made deferred and paid on the first day of the seventh month following such Termination of Employment, in which case the Participating Executive shall be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations (determined pursuant to Section 7872 of the Code in effect as of the date of such Termination of Employment).

ARTICLE IV

Vesting

4.1 Vesting Percentage.

(a) The Vesting Percentage of a Participating Executive who undergoes a Termination of Employment other than by reason of Voluntary Retirement shall be 100%.

(b) The Vesting Percentage of a Participating Executive whose employment terminates by Voluntary Retirement shall be the sum of (i) 50% plus (ii) the product of (x) a fraction (not to exceed one), the numerator of which is the Participating Executive’s number of whole years of service for the Company or its Affiliates from the date such Participating Executive became a Participating Executive in the Plan to the date of his Termination of Employment, and the denominator of which is the number of whole years from the date such Participating Executive became a Participating Executive in the Plan to such Participating Executive’s Normal Retirement Date and (y) 50%; provided, that the Vesting Percentage shall be 100% if the Participating Executive’s Termination of Employment occurs after the occurrence of a Change in Control.

ARTICLE V

Plan Administration

5.1 Amendment and Termination.

The Plan may be amended with respect to a Participating Executive only by an instrument in writing signed by such Participating Executive and the Company.

5.2 Funding.

The Company shall be solely responsible for the payment of such Participating Executive’s or Surviving Spouse’s Benefit. The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company and each Participating Executive’s and Surviving Spouse’s rights against the Company shall be those of an unsecured general creditor.

5.3 Benefits Not Assignable.

Benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

5.4 Plan Not a Contract of Employment.

The Plan is not a contract of employment, and the terms of employment of any Participating Executive shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participating Executive for a continuation of employment, nor shall it interfere with the right of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participating Executive. Each Participating Executive and all persons who may have or claim any right by reason of his participation shall be bound by the terms of the Plan and all agreements entered into pursuant thereto.

5.5 Construction.

(a) The Plan is intended to qualify as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, and its terms shall be interpreted accordingly. Otherwise, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

(b) If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any federal or state law, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby.

(c) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

(d) The Plan is intended not to give rise to tax under Section 409A of the Code. In the event that the Company and a Participating Executive determine that any provision of the Plan would be expected to give rise to tax under Section 409A, then the Plan shall be construed (as to such Participating Executive) in a manner that the Company and such Participating Executive agree would avoid such tax, or the Plan shall be amended in a manner and to the extent that the Company and such Participating Executive agree is necessary to avoid such tax.

5.6 Taxes.

The Company shall not be responsible for the tax consequences under federal, state or local law of any election made by any Participating Executive under the Plan. All payments under the Plan shall be subject to withholding and reporting requirements to the extent applicable law requires.

IMAX CORPORATION

By:	“Garth M. Girvan”
Garth M. Girvan
Title:	Director
Date:	May 4, 2007